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                                                                   EXHIBIT 10.9

                             STOCKHOLDERS AGREEMENT


      THIS STOCKHOLDERS AGREEMENT ("Agreement") is entered into as of September 30, 1997, by and among Waste Connections, Inc., a Delaware corporation (the "Company"), the persons named on Exhibit A attached to this Agreement, each of whom is a holder of shares of Series A Preferred Stock of the Company (each a "Series A Preferred Stockholder") or a holder of shares of Common Stock of the Company (each a "Common Stockholder"), (the Series A Preferred Stockholders and the Common Stockholders sometimes shall be hereinafter collectively referred to as "Investors"), with reference to the following facts:

      As of the date of this Agreement, certain of the Series A Preferred Stockholders have acquired 2,500,000 shares of Series A Preferred Stock of the Company and certain of the Common Stockholders have acquired 2,500,000 shares of Common Stock of the Company pursuant to the terms of the Stock Purchase Agreement (the "Purchase Agreement") among the Series A Preferred Stockholders, the Common Stockholders and the Company. It is a condition to the closing of the transactions contemplated by the Purchase Agreement that this Agreement be executed by the parties hereto.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

      1. Voting Agreement. Each of the Investors hereby agrees with respect to the election of directors of the Company that upon request of the holders of at least 50% of the outstanding shares of Series A Preferred Stock of the Company, the Investors shall vote the shares of the Company's stock then owned by them in favor of the number of Series A Nominees (the "Series A Nominees") listed below opposite the then applicable authorized number of directors, which nominees shall be nominated by the holders of at least 50% of the outstanding shares of Series A Preferred Stock of the Company:

                   Authorized Number
                      of Directors              Series A Nominees
                      ------------              -----------------
                           3                           1
                           4                           2
                           5                           2
                           6                           3
                           7                           3
                           8                           4
                           9                           4

      If at the time such request is made, the authorized number of directors is five or fewer, the Board of Directors of the Company shall promptly amend the Bylaws of the Company to increase the number of directors to a number that would allow the number of Series A Nominees derived from the above table to be elected, and then shall promptly elect the Series A Nominees selected by the holders of at least 50% of the outstanding shares of Series A Preferred Stock of


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the Company to fill the vacancies created by such increase in the authorized number of directors. If at the time such request is made, the authorized number of directors exceeds five, the Board of Directors of the Company shall promptly amend the Bylaws of the Company to increase the number of directors to nine, and one or more of the directors then in office shall resign so that the number of directors then in office is five. Following such resignations, the Board of Directors shall elect four Series A Nominees selected by the holders of at least 50% of the outstanding shares of Series A Preferred Stock of the Company to fill the vacancies created by such increase. If any director refuses to resign after being asked to do so by the Board, each of the Investors hereby agrees to vote the shares of the Company's stock then owned by such Investor for the removal of such director.

      2.    Co-Sale Agreement.

            2.1   Definitions.

            (a) "Co-Sale Shares" shall mean shares of the Company's Common Stock and securities convertible (other than the Preferred Stock) into, exchangeable for, or exercisable for, Common Stock now owned or subsequently acquired by the Investors. The number of Co-Sale Shares relating to a convertible security shall be the number of shares of Common Stock of the Company into which such security is convertible, exchangeable or exercisable.

            (b) "Preferred Stock" shall mean the Series A Preferred Stock of the Company.

            2.2   Sales by a Stockholder.

            (a) Except for certain sales and gifts permitted by Section 3, if any of the Investors or Permitted Transferees (as defined below) proposes to sell or transfer any Co-Sale Shares (any one of such Investors and Permitted Transferees being hereinafter sometimes called the "Transferring Stockholder"), then the Transferring Stockholder shall promptly give written notice (the "Co-Sale Notice") to the Company and to each of the Investors at least 20 days prior to the closing of such sale or transfer. The Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Co-Sale Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 3 hereof, the Co-Sale Notice shall state under which subparagraph the sale or transfer is being made.

            (b) With respect to a proposed transfer by a Transferring Stockholder, the Investors shall have the right, exercisable upon written notice to the Transferring Stockholder within 15 days after receipt of the Co-Sale Notice, to participate in such sale on the same terms and conditions specified in the Co-Sale Notice. To the extent that Investors exercise such right

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of participation in accordance with the terms and conditions set forth below, the number of Co-Sale Shares that the Transferring Stockholder may sell in the transaction shall be reduced.

            (c) Each Investor may sell all or any part of that number of Co-Sale Shares at the same price per share and on the same terms and conditions as involved in the sale by the Transferring Stockholder equal to the total number of shares to be sold in the transaction multiplied by a fraction, the numerator of which is the number of Co-Sale Shares held by such Investor and the denominator of which is the total number of Co-Sale Shares outstanding.

            (d) Each Investor to participate in the right of co-sale (a "Participant") shall effect his, her or its participation in the sale by promptly delivering to the Transferring Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                  (i) the number of Co-Sale Shares which such Participant elects to sell; or

                  (ii) that number of shares of Series A Preferred Stock which is at such time convertible into the number of Co-Sale Shares which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A Preferred Stock in lieu of Co-Sale Shares, such Participant shall convert such Series A Preferred Stock into Co-Sale Shares and deliver Co-Sale Shares as provided above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

            (e) The stock certificate or certificates that the Participant delivers to the Transferring Stockholder pursuant to Section 2.2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Co-Sale Shares pursuant to the terms and conditions specified in the Co-Sale Notice, and the Transferring Stockholder shall concurrently therewith remit to such Participant the sale proceeds to which such Participant is entitled by reason of his, her or its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising his, her or its rights of co-sale hereunder, the Transferring Stockholder shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, the Transferring Stockholder shall purchase such shares or other securities from such Participant.

            (f) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Co-Sale Shares made under this Agreement shall not adversely affect their rights to participate in subsequent sales of Co-Sale Shares subject to this Agreement.

            (g) If none of the Investors elects to participate in the sale of the Co-Sale Shares subject to the Co-Sale Notice, the Transferring Stockholder may, not later than sixty (60) days following delivery to the Company and each of the Investors of the Co-Sale Notice, enter

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into an agreement providing for the closing of the transfer of the Co-Sale
Shares covered by the Co-Sale Notice within thirty (30) days after the date of such agreement on terms and conditions not more favorable to the Transferring Stockholder than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any of the Co-Sale Shares by an Investor, shall again be subject to the co-sale rights of the other Investors and shall require compliance with the procedures described in this Section 2.2.

            (h) Any Co-Sale Shares sold pursuant to this Section 2.2 shall no longer be subject to this Agreement.

      3.    Exempt Transfers.

            (a) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to (i) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of a Transferring Stockholder; or (ii) any bona fide gift by an Investor; provided that (A) the Transferring Stockholder shall inform the Investors of such transfer or gift prior to effecting it and (B) the transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement, the Investors' Rights Agreement and the Stock Purchase Agreement. Such transferred Co-Sale Shares shall remain "Co-Sale Shares" hereunder and such transferee or donee shall be treated as a "Transferring Stockholder" and as an "Investor". In addition, notwithstanding the foregoing, the provisions of Section 2.2 shall not apply to any transfers from an Investor to a partner, active or retired of an Investor, the estate of any such partner or a parent or subsidiary corporation of an Investor, or a corporation which has the same parent corporation as an Investor provided that such Investor notifies the other Stockholders prior to effecting the transfer and the transferee shall furnish the Stockholders with a written agreement to be bound by and comply with all provisions of this Agreement, the Investors' Rights Agreement and the Stock Purchase Agreement. Such transferred shares shall remain "Co-Sale Shares" hereunder and such transferee (a "Permitted Transferee") shall be treated as an additional "Transferring Stockholder" for purposes of this Agreement.

            (b) Notwithstanding the foregoing, the provisions of Section 2 of this Agreement shall not apply to the sale of any Co-Sale Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") or (ii) to the Company on termination of the employment of a Transferring Stockholder pursuant to the terms of any agreement between that Transferring Stockholder and the Company or as otherwise approved by the Board of Directors of the Company.

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      4.    Prohibited Transfers.

            (a) In the event a Transferring Stockholder should sell any Co-Sale Shares in contravention of the co-sale rights of the Investors under this Agreement (a "Prohibited Transfer"), each Investor who had co-sale rights in connection with the Prohibited Transfer, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Transferring Stockholder shall be bound by the applicable provisions of such option.

            (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Transferring Stockholder the type and number of shares of Co-Sale Shares equal to the number of shares each Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 2.2 this Agreement. Such sale shall be made on the following terms and conditions:

                  (i) The price per share at which the shares are to be sold to the Transferring Stockholder shall be equal to the price per share paid by the purchaser to the Transferring Stockholder in the Prohibited Transfer. The Transferring Stockholder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.2.

                  (ii) Within 90 days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Transferring Stockholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (iii) The Transferring Stockholder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to the Investor.

            (c) Notwithstanding the foregoing, any attempt by a Transferring Stockholder to transfer Co-Sale Shares in violation of Section 2.2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the prior written consent of a majority-in-interest of the Investors.

      5. Further Assurances. The parties shall do or perform any and all such further acts and things and execute and deliver any and all such documents and instruments as may be reasonably necessary to carry out the provisions of this Agreement. Exercise of the parties' rights under this Agreement shall be subject to and conditioned upon, and each Transferring

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Stockholder, Investor and the Company shall use their best efforts to assist each Transferring Stockholder in, compliance with applicable laws.

      6. Spousal Consents. Any natural person to whose benefit this Agreement may now or hereafter inure shall use his or her best efforts to obtain the acknowledgment and consent of his or her spouse, whether such party is now married or marries or remarries hereafter, in substantially the form attached hereto following the signature page hereof.

      7. Stop Transfer Instructions. The parties agree that stop order instructions prohibiting transfer of certificates for Shares will be issued and filed by the Company on its records or with the Company's transfer agent to prevent any disposition otherwise than strictly in accordance with this Agreement and agree to cause the officers of the Company to refuse to record on the books of the Company any assignments or transfers made or attempted to be made except in accordance with this Agreement and to cause said officers to refuse to cancel certificates, or issue or deliver new certificates therefor, where the purchaser, assignee, pledgee, donee or other transferee has acquired certificates or any Shares represented thereby otherwise than strictly in accordance with this Agreement.

      8. Additional Stockholders. If the Company shall at any future time desire to issue or reissue Shares to any Investor, all such issuees shall become parties to this Agreement (and their spouses shall acknowledge and consent thereto as provided in Section 6) with respect to such Shares by executing a writing agreeing to be bound hereby.

      9. Legend. Each certificate representing shares of stock now or hereafter owned by any Permitted Transferee shall include the following legend:

      THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER AND THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

      10. Repurchase Agreement. This Stockholder Agreement is subject to, and shall in no manner limit the right of the Company to repurchase securities from an Investor pursuant to any stock restriction agreement or other agreement between the Company and the Investor.

      11. Ownership. Each Transferring Stockholder represents and warrants that such Transferring Stockholder is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

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      12. Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

            (a)   if to the Company, to:

                  Waste Connections, Inc.
                  3510 Trenton Way
                  El Dorado Hills, CA
                  95762 Attention: Ronald J. Mittelstaedt
                  Telephone: (916) 939-7986
                  Facsimile: (916) 939-7987

                  with copies to:

                  Shartsis, Friese & Ginsburg LLP
                  One Maritime Plaza, 18th Floor
                  San Francisco, California 94111
                  Attention:  Robert D. Evans, Esq.
                  Telephone:  (415) 421-6500
                  Facsimile:  (415) 421-2922

            (b) if to the Transferring Stockholders, to the address indicated on the Company's records.

      13. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      15. Entire Agreement; Amendment; Waiver. This Agreement contain the entire agreement of the parties and supersede all prior negotiations, correspondence, agreements and understandings, written and oral, between or among the parties, regarding the subject matter hereof.

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      16. Successors and Assigns. Without limiting the restrictions on transfers herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, personal or legal representatives, heirs and legatees, whether herein so expressed or not, and this Agreement shall be binding on any person who acquires any interest in any Shares, whether or not in accordance with this Agreement, and on any executor, administrator, successor or assign of any such person.

      17. Voting Trust. Notwithstanding anything herein to the contrary, Shares may be transferred by one or more Transferring Stockholders to voting trustees subject to all of the terms and conditions of this Agreement; provided that the beneficial ownership of such Shares is not transferred, that any voting trust certificates issued refer to the provisions of this Agreement and that such Shares may not be transferred without the same being considered a transfer of Shares within the scope of this Agreement.

      18. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, and (ii) as to each Investor, that Investor. Any amendment or waiver effected in accordance with clauses (i) or
(ii) of this paragraph shall be binding upon that Investor, and the successors and permitted assigns of that Investor, as the case may be.

      19. Termination. This Agreement shall terminate on the earliest of (a) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock (A) at a price per share of not less than $5.00 (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement) and an aggregate offering price of not less than $5,000,000 or (B) upon the request of Investors pursuant to the terms of the Investors' Rights Agreement, dated as of September 30, 1997, to file a registration statement with the Securities and Exchange Commission, (b) the written agreement of the Company and parties hereto holding two-thirds or more of the Shares then outstanding, (c) the dissolution, bankruptcy, insolvency or receivership of the Company or (d) ten years from the date of this Agreement.

      20. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      21. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to that state's conflict of laws principles.

      22. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


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      23. Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      COMPANY: WASTE CONNECTIONS, INC.


                                               By:
                                                  ------------------------------
                                                  Ronald J. Mittelstaedt
                                                  President and CEO

                                      INVESTOR:
                                               ---------------------------------
                                                      (Name of Investor)


                                                By:
                                                  ------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



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                                    Exhibit A

               LIST OF COMMON AND SERIES A PREFERRED STOCKHOLDERS